Exhibit 10.2

ASSET CONTRIBUTION AGREEMENT

ASSET CONTRIBUTION AGREEMENT (the “Agreement”) dated as of November 1, 2006 (the “Effective Date”) between Technest Holdings, Inc., a Nevada corporation (“Technest”), and Genex Technologies Incorporated, a Maryland corporation and wholly owned subsidiary of Technest (“Genex”).

WITNESSETH

WHEREAS, Technest is the record owner of all of the outstanding capital stock of Genex and therefore, Genex is a wholly-owned subsidiary of Technest; and

WHEREAS, Technest and Genex wish to transfer certain of the assets and liabilities of Genex to Technest.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants set forth below, the parties hereby agree as follows:

1.    Contribution of Assets. Subject to the provisions of this Agreement and effective as of the Effective Date, Genex agrees to contribute, and Technest agrees to accept, all right, title and interest in and to those assets, properties and business of Genex existing as of the Effective Date, which shall include (i) all rights under contracts, agreements or instruments to which Genex is a party, such as all of Genex’s government contracts, (ii) all rights, title and interest in Genex’s intellectual property, equipment and fixtures (the “Contributed Assets”),but shall exclude those assets set forth in Schedule A attached hereto.

2.    Assumption of Liabilities. Upon the contribution of the Contributed Assets, Technest shall assume and agree to pay or discharge when due only those liabilities and obligations of Genex set forth on Schedule B attached hereto. Technest expressly does not and shall not assume any other liabilities or obligations (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due, and whether claims with respect thereto are asserted before or after the Effective Date), including, but not limited to, liabilities or obligations related to or arising from grossly negligent, reckless or willful actions or omissions by Jason Geng, in his personal capacity or in his capacity as an officer or director of Genex.

3.    Employment of Genex Employees. Upon the Effective Date, the employment of each of the employees of Genex shall be transferred to Technest upon the same terms and conditions as existed immediately prior to the Effective Date Technest expressly agrees to assume all of the obligations and responsibilities under relevant federal immigration law for those employees of Genex employed under a work visa.

4.    Consideration. In consideration of the sale of the Contributed Assets to Technest, at the Effective Date, Technest shall assume the Assumed Liabilities.

5.    Transfer of Purchased Assets. Not later than the Effective Date, Genex shall deliver or cause to be delivered to Technest good and sufficient instruments of assignment or transfer transferring to Technest title to all the Contributed Assets.

6.    Further Assurances. Prior to and after the Effective Date, each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

7.    Entire Agreement. This Agreement and all other documents executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the transfer of the Contributed Assets and supersede all prior agreements, written or oral, with respect thereto.

8.    Governing Law. This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts. The parties hereto intend to and hereby confer jurisdiction to enforce the provisions of this Agreement, upon the courts of Massachusetts. The parties hereto hereby acknowledge and agree that any breach of their respective obligations under this Agreement or any other agreement executed in connection herewith shall be deemed to have occurred at Boston, Massachusetts and that such party has purposely established minimum contact in Boston, Massachusetts within the meaning of all applicable law. Each of the parties hereto consents to the jurisdiction of said court or courts in Massachusetts and to service of process by certified mail, return receipt requested, or by any other manner provided by law. In the case of any claim involving the parties hereto, any legal action, suit or proceeding arising out of or relating to such claim may be instituted against such persons in any state or federal court located in Boston, Massachusetts and each such party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

TECHNEST HOLDINGS, INC.

By:	/s/ Joseph P. Mackin
Name: Joseph P. Mackin
Title: Chief Executive Officer

GENEX TECHNOLOGIES INCORPORATED

By:	/s/ Gino M. Pereira
Name: Gino M. Pereira
Title: Chief Financial Officer